Exhibit 10.5

CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K, BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

IN ADDITION, CERTAIN PERSONALLY IDENTIFIABLE INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(A)(6) OF REGULATION S-K.

[*****] INDICATES THAT INFORMATION HAS BEEN REDACTED

Share Transfer Agreement

June 30, 2024

Seller: Shinji Noguchi

Buyer: MEDIROM Healthcare Technologies Inc.

Target Company: Japan Gene Medicine Corporation

Share Transfer Agreement

This Share Transfer Agreement (hereinafter referred to as the “Agreement”) is made and entered into as of June 30, 2024 (hereinafter referred to as the “Execution Date”) by and between Shinji Noguchi (hereinafter referred to as “Seller”) and MEDIROM Healthcare Technologies Inc. (hereinafter referred to as “Buyer” and includes a newly established corporation to be formed by Buyer for the purpose of acquiring the outstanding shares of the Target Company (as defined below)) with respect to the transfer from Seller to Buyer of the outstanding shares of Japan Gene Medicine Corporation (hereinafter referred to as the “Target Company”), which are held by Seller.

Article 1 The Share Transfer

Seller shall, in accordance with provisions herein, transfer to Buyer three hundred and fifty (350) common shares of the Target Company (hereinafter referred to as the “Shares”) on the date separately agreed in writing between Seller and Buyer (hereinafter referred to as the “Closing Date”) and Buyer shall purchase them from Seller (hereinafter the transfer of the Shares pursuant to this article collectively referred to as the “Share Transfer”).

Article 2 The Transfer Value

Consideration for the Share Transfer shall be two billion (2,000,000,000) yen (hereinafter referred to as the “Transfer Value”). The Transfer Value was determined using the following formula, which is rounded up to the nearest ten million yen.

474 million yen; i.e., the adjusted EBITDA x 6 x 350 shares/500 shares

*

Adjusted EBITDA shall be the Target Company’s operating profit for the period of 1 year from January to December 2023 plus depreciation, amortization of intangibles, and expenses incurred at the seller’s direction other than for purposes of operating the business.

Article 3 Execution of The Share Transfer

1.

Seller shall, in accordance with provisions herein, deliver all of the Shares to Buyer on the Closing Date, and shall cause the Target Company to perform the procedures necessary for changing the ownership of the Shares in the Target Company’s shareholders registry.

2.

Buyer shall, in accordance with the provisions herein, pay the Transfer Value to Seller on the Closing Date in exchange for receiving delivery of all the Shares from Seller pursuant to the preceding paragraph. The payment schedule of the Transfer Value shall be separately determined after consultation between Seller and Buyer based on the execution method and execution schedule of loans (referring to senior loans and mezzanine loans, etc. but is not limited to these) relating to the Share Transfer from a financial institution arranged by Buyer.

3.	Payment of the Transfer Value specified in the preceding paragraph shall be made by way of transfer to the following financial institution account designated by Seller. Expenses to be required for the transfer shall be borne by Buyer.

Financial institution name: [*****]

Branch name: [*****]

Account type: [*****]

Account number: [*****]

Account holder: [*****]

Article 4 Conditions Precedent to Fulfillment of Obligatoins by Seller, etc.

Seller shall, subject to the fulfillment of all events in each item below as of the Closing Date, perform the obligations provided for in Paragraph 1 of the preceding article.

(1)	All representations and warranties made by Buyer as provided for in Article 7 are true and correct in material respects as of the Execution Date and the Closing Date.
(2)	Buyer has performed or observed matters that should be performed or observed by execution of the Share Transfer under this Agreement.

Article 5 Conditions Precedent to Fulfillment of Obligatoins by Buyer

Buyer shall, subject to the fulfillment of all events in each item below as of the Closing Date, perform the obligations provided for in Paragraph 2, Article 3; provided, however, that Buyer may perform obligations provided for in Paragraph 2, Article 3 at its discretion even if all of the following events are not fulfilled.

(1)

All representations and warranties made by Seller as provided for in Article 6 are true and correct. Seller has performed all important obligations that it should perform pursuant to this Agreement by the transfer date.

(2)	The Share Transfer has been approved by a resolution of a shareholders’ meeting of the Target Company.
(3)

A contract on consignment to the Target Company of non-invasive prenatal genetic testing (NIPT) services by [*****] is concluded between [*****] and an operations contractor corporation designated by Buyer with terms and conditions reasonably satisfactory to Buyer.

(4)

A contract on consignment to the Target Company of NIPT by [*****] is concluded between [*****] and an operations contractor corporation designated by Buyer with terms and conditions reasonably satisfactory to Buyer.

(5)	Buyer has received documents and other items specified below from the Target Company.
(a)	A copy of the minutes of a shareholders’ meeting of the Target Company approving the Share Transfer (to which an original certificate by the Target Company’s representative director shall be attached)

(b)	A copy of the share transfer approval notice relating to the Share Transfer issued by the Target Company to Seller
(c)	A seal registration certificate of the Target Company (limited to one issued within last three (3) months)
(d)	Copies of the notice and notification form specified in Article 8, Paragraph 3
(e)	A copy of the contract in Item (3)
(f)	A copy of the contract in Item (4)
(g)	Any other documents and items reasonably deemed necessary by Buyer
(6)	Seller has performed or observed matters that should be performed or observed by execution of the Share Transfer under this Agreement.
(7)	No changes or events that are likely to seriously affect the business of the Target Company have occurred or been discovered, and there is no risk thereof.
(8)	A commitment letter confirming a loan to Buyer of an amount exceeding seventy percent (70%) of the Transfer Value is delivered to Buyer by Buyer’s bank.
(9)

A memorandum of understanding is concluded among Seller, Buyer and the Target Company with respect to the transfer of one hundred fifty (150) shares that will be held by Seller after execution of the Share Transfer from Seller to Buyer.

Article 6 Seller’s Representations and Warranties

1.

Seller represents and warrants to Buyer that as of the Execution Date and the Closing Date (provided that, as for any representations and warranties that specify a different date in Attachment 1, as of such date), each matter set forth in Attachment 1 is true and correct.

2.	If Seller’s breach of representations and warranties or obligations under this Agreement occurs or a risk thereof is found, Seller shall immediately notify Buyer of such matter in writing.
3.

Any knowledge of Buyer of, or potential opportunity of Buyer to ascertain, a fact that constitutes or is likely to constitute Seller’s breach of any of the representations and warranties shall not have any impact on the effect of the Seller’s representations and warranties made under this Agreement or the effect of remedies in connection therewith (including, but not limited to, causing conditions precedent to execution of the Share Transfer by Buyer not to be fulfilled, Seller’s compensation or indemnification obligations, or Buyer’s right to terminate).

Article 7 Buyer’s Representations and Warranties

1.	Buyer represents and warrants to Seller that as of the Execution Date and the Closing Date (provided that,

as for any representations and warranties that specify a different date in Attachment 2, as of such date), each matter set forth in Attachment 2 is true and correct.

2.	If Buyer’s breach of representations and warranties or obligations under this Agreement occurs or a risk thereof is found, Buyer shall immediately notify Seller of such matter in writing.
3.

Any knowledge of Seller of, or potential opportunity of Seller to ascertain, a fact that constitutes or is likely to constitute Buyer’s breach of any of the representations and warranties shall not have any impact on the effect of Buyer’s representations and warranties made under this Agreement or the effect of remedies in connection therewith (including, but not limited to, causing conditions precedent to execution of the Share Transfer by Seller not to be fulfilled, Buyer’s compensation or indemnification obligations, or Seller’s right to terminate).

Article 8 Seller’s Obligations by Execution of The Share Transfer

1.

Seller shall, from the Execution Date to execution of the Share Transfer, cause the Target Company to execute its business, and manage/operate its assets with the due care of a prudent manager in the business manner substantively the same and in the normal course of business as before the Execution Date except for matters expressly provided for in this Agreement, and shall not have the Target Company execute any important matters other than in the normal course of business (including, but not limited to, those provided for in each item of the next paragraph) without the prior written consent of Buyer.

2.

Seller shall not, from the Execution Date to execution of the Share Transfer, have the Target Company engage in the following acts without the prior written consent of Buyer except for matters expressly provided for in this Agreement.

(1)	Establishment, amendment or abolition of the articles of incorporation and other internal rules
(2)	Issuance, disposition or grant of shares, share options, bonds with share options or any other securities or rights to acquire shares of the Target Company
(3)	Payment of dividends or other payments to the shareholders of the Target Company
(4)

Performance or entry into an organizational change, merger, share exchange, acquisition of all outstanding shares of another stock company by share exchange, share transfer, absorption-type split, succession by absorption-type split of all or part of rights and obligations held by another company in relation to such another company’s business, incorporation-type split, assignment or succession of all or part of business, leasing of all or part of business, entrustment of management, or any other acts equivalent thereto

(5)	Purchase or acquisition of treasury shares, share split, allotment of shares or share options without contribution or share consolidation, and dividends of surplus
(6)	Issuance of bonds, borrowing, guaranteeing, or any other acts to assume debts equivalent thereto
(7)	Acquisition, sale, leasing or rent of important assets, or establishment of security interests on or any other dispositions of important assets

(8)	Execution, amendment, termination or other termination of important agreements, etc.
(9)	Increase in amount or other changes of wages or remunerations of officers or employees, commencement or modification/change of conditions of any benefit program
(10)	Payment of bonuses, retirement benefits or the like to officers
(11)	Filing a lawsuit, etc. or commencement of proceedings, and determination of important policies relating to a lawsuit, etc.
(12)	Election or removal of officers
(13)	New hiring or dismissal of employees
(14)

Any other acts that seriously affect the financial condition, asset status and rights and obligations of the Target Company (including, but not limited to, new capital investment) except for those that arise in connection with normal business activities

3.

Seller shall, with respect to agreements, etc. that require prior notice or notification to counterparties in connection with execution of the Share Transfer, cause the Target Company to lawfully and validly provide each counterparty with written notice or notification by the day prior to the Closing Date.

4.

Seller shall cause the Target Company to pledge that it will faithfully cooperate in maintaining good business relationships between the Target Company and its business partners after the transfer date, and have the Target Company submit the pledge thereof to Buyer.

5.

Seller shall, with respect to the Rules of Employment of the Target Company, cause the Target Company to hear opinions from the majority representative of workers (limited to a person who is lawfully elected) in the Target Company’s workplace and to perform the procedures stipulated in the Labor Standards Act and other laws, including notification to the competent labor standards inspection office, by ten (10) days before the Closing Date, and have the Target Company deliver to Buyer the notification form with a reception stamp of the competent labor standards inspection office, the Rules of Employment for Part Timers so notified, and the minutes stating the selection process of such majority representative.

6.

Seller shall cause the Target Company to enter into a labor-management agreement specified by Buyer (including, but not limited to, an agreement concerning overtime work/holiday work, and a labor-management agreement concerning the planned provision of annual paid leave) with the majority representative of workers (limited to a person who is lawfully elected) in the Target Company’s workplace, to submit a notification pertaining to a labor-management agreement that requires filing with the competent labor standards inspection office by ten (10) days before the Closing Date, and have the Target Company deliver to Buyer the labor-management agreement already concluded, the notification form with a reception stamp of the competent labor standards inspection office, and the minutes stating the selection process of such majority representative.

Article 9 Management, etc. of The Target Company after The Closing Date

1.

After execution of the Share Transfer, Buyer shall cause the Target Company to hold an extraordinary shareholders’ meeting and approve a resolution to elect persons appointed by Buyer as directors of the Target Company.

2.

Seller shall cooperate in the succession of management of the Target Company (including, but not limited to, maintaining relationships and continuation of transactions with business partners) upon request of Buyer within a reasonable range according to social conventions.

3.

Seller shall continue to fully cooperate in business operations of the Target Company based on the philosophy of coexistence and coprosperity, and the spirit of faith and trust after the Closing Date, and continue to provide, for five (5) or more years after closing, maximum cooperation for management and operation of the Target Company aimed at achieving performance goals.

Article 10 Treatment of Employees

Buyer shall cause the Target Company to endeavor to maintain the employment of the Target Company’s employees as of the Closing Date for at least one (1) year after the Closing Date, and shall prevent the Target Company from causing special disadvantages to their employment conditions; provided, however, that this shall not apply in cases where the employees of Target Company breach laws, regulations or the Rules of Employment, or neglect their duties, or where the financial condition or business performance of the Target Company worsens or otherwise there are reasonable grounds, or dismissals or changes in employment conditions within a reasonable range.

Article 11 Termination, etc.

1.	Seller may, if any one (1) of the following events should occur, terminate this Agreement in whole only before the Closing Date by providing written notice to Buyer.
(1)	When there is a material breach of Buyer’s representations and warranties provided for in Article 7
(2)	When Buyer commits a material breach of obligations under this Agreement, and the breach has not been corrected within two (2) weeks after demand is given by Seller to Buyer in writing
(3)

When a petition for commencement of bankruptcy procedures, commencement of civil rehabilitation procedures, commencement of corporate reorganization procedures, commencement of special liquidation procedures, or commencement of other legal insolvency procedures equivalent thereto is filed in relation to Buyer

2.	Buyer may, if any one (1) of the following events should occur, terminate this Agreement in whole only before the Closing Date by providing written notice to Seller.
(1)	When there is a material breach of Seller’s representations and warranties provided for in Article 6
(2)	When Seller commits a material breach of obligations under this Agreement, and the breach has not been corrected within two (2) weeks after demand is given by Buyer to the violating party in writing

(3)

When a petition for commencement of bankruptcy procedures, commencement of civil rehabilitation procedures, or commencement of other legal insolvency procedures equivalent thereto is filed in relation to Seller

3.	Even when this Agreement is terminated pursuant to this article, the provisions in this article and Article 12 through Article 18 shall remain in effect.

Article 12 Compensation

1.

Buyer shall, if damages, expenses or other loss (including those based on claims filed by third parties as well as lost profits and expenses for attorneys, certified public accountants, labor and social security attorneys and external consultants within a reasonable range; hereinafter referred to as “Damages, etc”) are incurred by Seller due to Buyer’s breach of representations and warranties stipulated in Article 7 or Buyer’s breach of obligations hereunder, indemnify or compensate Seller for such Damages, etc.; provided, however, that the indemnification or compensation obligations of Buyer specified in this paragraph shall terminate after the anniversary date one (1) year from the Closing Date.

2.

Seller shall, if Damages, etc. are incurred by Buyer or the Target Company due to Seller’s breach of representations and warranties stipulated in Article 6 or Seller’s breach of obligations hereunder, indemnify or compensate Buyer for such Damages, etc.; provided, however, that among the indemnification or compensation obligations of Seller specified in this paragraph, (i) the indemnification or compensation obligation on the grounds of a beach of representations and warranties stipulated in any of 1, 2 (1) to (13), or (16) to (20) of Attachment 1 shall terminate after the anniversary date one (1) year from the Closing Date, (ii) the indemnification or compensation obligation on the grounds of a beach of representations and warranties stipulated in 2 (15) of Attachment 1 shall terminate after the anniversary date three (3) years from the Closing Date, and (iii) the indemnification or compensation obligation on the grounds of a beach of representations and warranties stipulated in 2 (14) of Attachment 1 shall terminate after the anniversary date seven (7) years from the Closing Date.

3.

Except as otherwise expressly provided for in this Agreement, the cumulative total of liability for compensation obligations by the other party under this article shall be up to ten million (10,000,000) yen.

4.

Among Seller’s indemnification or compensation obligations specified in Paragraph 2, the preceding paragraph shall not apply to the indemnification or compensation obligations based on a beach of representations and warranties stipulated in 2 (1) to (4), and (15) of Attachment 1.

Article 13 Non-Assignment of Rights and Obligations

Neither Seller nor Buyer may, without the prior written consent of the other party, assign to a third party, offer as collateral or otherwise dispose of its contractual status under this Agreement and rights/obligations founded thereon, in whole or in part.

Article 14 Confidentiality

1.

Neither Seller nor Buyer may, without the prior written consent of the other party, use for any purpose other than to achieve the purpose of this Agreement, or disclose to third parties, any information on the negotiation process of this Agreement, information received from the other party or the Target Company as confidential information in the course of negotiating and performing this Agreement, the fact of conclusion of this Agreement and the contents of this Agreement, and any other information relating to the Share Transfer and this Agreement (hereinafter referred to as “Confidential Information” in this article) except for information stipulated in each item below.

(1)	Information which was already in the possession of the receiving party at the time of disclosure
(2)	Information which was already in the public domain at the time of disclosure
(3)	Information which becomes part of the public domain after disclosure for reasons not attributable to the receiving party
(4)	Information which is independently developed by the receiving party without using Confidential Information of the disclosing party
(5)	Information which is disclosed to the receiving party without an obligation of confidentiality by a duly authorized third party
(6)

Information which is requested to be disclosed by the receiving party based on laws and regulations, etc., the rules of a financial instruments exchange, rules of the Securities Dealers Association, and any other stipulations equivalent thereto (including stipulations similar thereto in foreign countries); provided, however, that the receiving party who has received such request shall promptly notify the disclosing party of such fact.

(7)	Information to be disclosed by the receiving party to attorneys, certified public accountants, advisors or its financial institution to the minimum extent for the performance of this Agreement
2.

Notwithstanding the preceding paragraph, after execution of the Share Transfer, Buyer shall not be subject to the confidentiality obligation set forth in Paragraph 1 as to information received from Seller or the Target Company concerning the Target Company. Seller shall, after execution of the Share Transfer, be subject to the confidentiality obligation equal to Paragraph 1 as to all information for the Target Company and Buyer regardless of whether information is received in the course of negotiating and performing this Agreement or not.

3.

Seller and Buyer shall, when publishing the fact of concluding this Agreement and conducting the transactions intended hereunder, do so in accordance with the publication content/publication timing and publication method agreed between Seller and Buyer after consultation; provided, however, that either party may, if publication is required by laws and regulations, etc. or the rules of a financial instruments exchange, do so after consultation with other party on the publication content/publication timing and publication method.

Article 15 Expenses

Seller and Buyer shall, unless otherwise agreed, respectively bear any and all expenses that are borne by each party for conclusion of this Agreement, execution of the Share Transfer, or otherwise in connection with performance of obligations under this Agreement (including remuneration and expenses of advisors).

Article 16 Entire Agreement

This Agreement constitutes the final and entire agreement between Seller and Buyer with respect to the Share Transfer and any other subject matters under this Agreement, and all agreements, etc. relating to the subject matters between the parties prior to the conclusion of this Agreement shall become null and void upon conclusion of this Agreement unless otherwise provided for herein.

Article 17 Governing Law and Jurisdiction

1.	This Agreement shall be governed by and construed in accordance with the laws of Japan.
2.

Seller and Buyer consent to the exclusive jurisdiction of the Tokyo District Court in the first instance for all disputes arising from or in connection with this Agreement regardless of the amount in controversy.

Article 18 Good-Faith Consultation

Disagreements arising in relation to the interpretation of provisions in this Agreement and matters not stipulated in this Agreement shall be resolved through good-faith consultation between Seller and Buyer.

(intentionally left blank)

IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be executed in duplicate and affixed their signatures and seals, or names and seals respectively, with each retaining one (1) original.

June 30, 2024

Seller:	[*****]
Shinji Noguchi

Buyer:	Tradepia Odaiba 16 F, 2-3-1 Daiba, Minato-ku, Tokyo
MEDIROM Healthcare Technologies Inc.
Kouji Eguchi, Representative Director

Attachment 1

Representations and Warranties of Seller

1.	Matters pertaining to Seller
(1)	Seller has authority and power necessary to lawfully and validly execute this Agreement and perform its obligations hereunder.
(2)

This Agreement has been lawfully and validly executed by Seller, and when it is duly and validly concluded by Buyer, this Agreement will constitute the legal, valid and binding obligations of Seller and such obligations will be enforceable against Seller in accordance with each provision of this Agreement.

(3)

The execution of this Agreement and performance of Seller’s obligations hereunder by Seller (a) will not breach any laws and regulations, etc. applicable to Seller, (b) will not constitute events of default, etc. as to agreements, etc. to which Seller or the Target Company is a party, and (c) will not breach any judgements, etc. of judicial/administrative organs, etc.

(4)

Seller has lawfully and appropriately performed all legal procedures required up to this point for execution of the Share Transfer, execution and performance of this Agreement, including acquisition of permits and approvals from judicial/administrative organs, etc. and reporting/notification, etc. to judicial/administrative organs, etc. in accordance with the provisions of such laws and regulations, etc.

(5)

Seller is not insolvent, and no petition for commencement of bankruptcy procedures, commencement of civil rehabilitation procedures, or commencement of any legal insolvency procedures similar thereto has been filed against Seller, and no cause for such petition exists.

(6)

Seller is not an organization that is likely to promote, collectively or habitually, illegal activities, or a member of such organization or a person judged to be equivalent thereto (hereinafter collectively referred to as “Anti-Social Forces”).

2.	Matters pertaining to the Target Company
(1)	The Target Company is a stock company duly and validly organized and existing under the laws of Japan, and has authority and power necessary for conducting its current business.
(2)

The total number of shares that the Target Company may issue is one million (1,000,000) shares. The total number of outstanding shares of the Target Company is five hundred (500) shares as of the Execution Date and the date of execution of the Share Transfer, all of which have been lawfully and validly issued, and are fully paid-in common shares. Except for these shares, the Target Company has not issued or granted any shares, etc. No agreement, etc. for the issuance/grant of such shares exists. The Target Company is a company that does not issue share certificates.

(3)	All five hundred (500) outstanding shares of the Target Company (the Shares) are held by

Seller and there are no shareholders other than Seller.

(4)

Seller has lawfully and validly acquired and held all the Shares, and is a substantive shareholder on the shareholder registry as to such shares. No security interest, claim right, option, right similar to security interest or other encumbrance (hereinafter referred to as “Encumbrance, etc.”) exists on the Shares and Seller has the right to transfer to Buyer the Shares it holds with no Encumbrance, etc. Buyer will acquire a complete right with no Encumbrance, etc. in/to the Shares by the Share Transfer. Neither Seller nor the Target Company has received any lawsuit, etc. or claim, etc. from a third party in connection with the ownership of the shares of the Target Company and there is no risk thereof. Except for this Agreement, no agreement, etc. concerning the Target Company’s rights as a shareholder (including, but not limited to, exercise of voting rights) exists between Seller and a third party. The Target Company has not issued share options.

(5)

Seller and the Target Company, etc. have lawfully performed all procedures required for the Share Transfer under laws and regulations, etc., the articles of incorporation or other internal rules of the Target Company (including, but not limited to, approval of the Target Company’s shareholders’ meeting).

(6)	On the Closing Date, there are no subsidiaries or affiliates of the Target Company.
(7)

Financial statements, etc. of the Target Company (hereinafter referred to as the “Target Financial Statements, etc.”) disclosed to Buyer have been created in accordance with the generally accepted accounting principles in Japan by continuously applying said principles, which accurately, lawfully and appropriately show the financial condition of the Target Company, etc. as of the relevant dates of presentation and business performance of the Target Company regarding the corresponding periods. The Target Company conducts its operations within a normal operation range, and neither any cause or event that may adversely affect the financial condition, business performance, cash flow, business, assets, liabilities or future profit plan of the Target Company nor any cause or event likely to lead to the foregoing have arisen.

(8)

The Target Company wholly owns assets necessary and sufficient to conduct its business (including intellectual property rights; hereinafter referred to as the “Assets”) or has the right to lawfully use such assets. Establishment of any security interest or right of utilization in favor of a third party, defect, attachment, provisional attachment, preservative attachment, provisional disposition, preservative disposition, compulsory execution or petition for auction, lawsuit, etc., claim, etc., judgements, etc. of judicial/administrative organs, etc., or any other event that may seriously affect their values have not arisen on the Assets and there is no risk thereof.

(9)

Neither the Target Company, [*****] nor [*****] have borne any debts (including hidden debts, debts pertaining to advances, etc., debts pertaining to pension, debts pertaining to overtime work allowance and holiday work allowance, debts pertaining to retirement benefits, guarantee liabilities, contingency liabilities, and debts arising out of tort liability) except for those stated on the balance sheet pertaining to the most recent fiscal year among the financial statements included in the Target Financial Statements, etc. and those arising in the course of normal operation after the last day of the most recent fiscal year, and no significant off-balance sheet debts or allowance/amortization shortage exist.

(10)

All materials and information of the Target Company, [*****] and [*****], which were disclosed in due diligence enforced by Buyer for the Share Transfer present the truth, contain no misleading content, and contain no omission of fact that can be misleading. In addition, there is no disclosure or provision of false information or concealment of the truth with respect to any defect or fact.

(11)

The Target Company has not infringed on third parties’ intellectual property rights such as patent rights, utility model rights, design rights, trademark rights and copyrights (including, but not limited to, trade secrets and know-how; hereinafter referred to as “Intellectual Property Rights, etc.”). Furthermore, the Target Company, etc. has not received any claims or notices on the grounds of infringing on Intellectual Property Rights, etc. from a third party.

(12)	There exists no event that prevents use of a trade name, etc. of the Target Company, etc.
(13)

All agreements, etc. (regardless of whether they are documented as an agreement or not) that the Target Company has executed or agreed are lawfully and validly existing, and are binding upon and enforceable to each contracting party in accordance with the provisions and/or the terms and conditions that the Target Company, etc. are aware of. No events of default, etc., lawsuit, etc., claim, etc. by the Target Company or the counterparty, judgements, etc. of judicial/administrative organs, etc. have occurred or are threatened to occur as to such agreements, etc. The Target Company has not executed any agreements, etc., express or implied, with third parties, which contain provisions that substantively prohibit or restrict the Target Company, etc. from executing its business, wholly or in part, including non-competition provisions, establishment of exclusive distribution rights, and restrictions on business domain.

(14)

The Target Company has appropriately declared corporate taxes, business taxes, fixed asset taxes, pension insurance premiums, social insurance premiums and other taxes and public dues, etc. for the past seven (7) fiscal years before the Closing Date, and has timely completed tax payments based on such declarations.

(15)

The Target Company has performed all payment obligations, such as remunerations or salaries to its officers and employees, etc., and money, etc. payable to officers and employees, etc. The Target Company, etc. has complied with labor-related laws and regulations, etc. and internal rules, and for the past three (3) years, and no recommendation or guidance, etc. has been made or given against the Target Company, etc. by the labor standards inspection office or other supervisory authorities concerned with labor-management relationships. The Target Company has lawfully and validly completed all proceedings (including, but not limited to, creation of the Rules of Employment, conclusion of a labor-management agreement, and notification of them to the supervisory authorities) that are required based on labor-related laws and regulations, etc. There have been no strikes, picketing, labor suspensions, labor delays, unfair dismissal or renewals, refusal/restructuring, employment discrimination, sexual harassment, or any other labor issues similar thereto regarding officers and employees, etc. Furthermore, no labor issues including labor troubles or labor disputes exist or have been threatened to exist between the Target Company and officers and employees, etc. The Target Company has properly managed the labor environment of officers and employees, etc. in compliance with applicable laws and regulations, etc. and no occupational diseases or other industrial accidents exist or have occurred among officers and employees, etc. The majority representative of workers in the Target Company’s workplace who was a counterparty to a hearing of opinions or to each labor-management agreement as set forth in Paragraphs 5 and 6 of Article 8 has been lawfully elected on the date of hearing opinions or the execution date of each labor-management agreement respectively in accordance with the Labor Standards Act and other laws and regulations. The Rules of Employment and each labor-management agreement pertaining to Paragraphs 5 and 6 of Article 8 have been lawfully and validly revised or executed on the date of notification of the Rules of Employment to the competent labor standards inspection office, or the execution date of each labor-management agreement and the Closing Date, respectively.

(16)

No lawsuit, etc. is pending or likely to be brought against the Target Company and moreover, there is no lawsuit, etc. that the Target Company plans to bring against a third party. The Target Company has received no claims, etc. from third parties and there is no risk thereof.

(17)

The Target Company has complied with all laws (including, but not limited to, the Subcontract Act and the Wastes Disposal and Public Cleaning Act), orders, rules, supervision guidance, notifications, announcements and guidelines, etc. applicable to the Target Company and the Target Company’s business.

(18)

The Target Company is not an Anti-Social Force. There was or is, in the past and at the present, no transaction, payment of money, offering of benefits, or any other relationship or interaction with Anti-Social Forces, directly or indirectly. Any person who belongs to Anti-Social Forces or who has an interaction with Anti-Social Forces has not been elected as an officer, etc. of the Target Company, and there is no fact or future plan under which such person is or will be employed as an officer or an employee, etc.

(19)

There are no important matters relating to management, operation or property of the Target Company, matters that seriously affect the financial condition or business performance of the Target Company (including, but not limited to, the Target Company’s assets, liabilities, profit and loss status, cash management and matters relating to permits and approvals, etc.) or any other circumstances that are objectively and reasonably recognized to affect Buyer’s determination to execute and perform this Agreement and there is no prospect of such circumstances.

(20)

Seller and the Target Company have disclosed to Buyer or its agent any information that may affect Buyer’s determination concerning the Share Transfer or the content of this Agreement. In addition, information of the Target Company disclosed to Buyer or its agent by Seller and the Target Company is all true and accurate, includes no incorrect or misleading fact about the facts relating to the Target Company, and no fact needed to avoid misunderstanding is lacking.

Attachment 2

Representations and Warranties of Buyer

(1)	Buyer is a stock company duly and validly organized and existing under the laws of Japan and has authority and power necessary for conducting its current business.
(2)

Buyer has authority and power necessary to lawfully and validly execute this Agreement and perform its obligations hereunder. The conclusion and performance of this Agreement by Buyer is an action within the scope of its purpose and Buyer has performed all necessary proceedings under laws and regulations, etc., the articles of incorporation and other internal rules of Seller required in relation to the conclusion and performance of this Agreement.

(3)

This Agreement has been lawfully and validly executed by Buyer, and when it is duly and validly executed by Seller, this Agreement will constitute the legal, valid and binding obligations of Buyer and such obligations will be enforceable against Buyer in accordance with each provision of this Agreement.

(4)

The execution and performance of this Agreement (a) will not breach of laws and regulations, etc. applicable to Buyer, (b) will not breach of the articles of incorporation or other internal rules of Buyer, (c) will not constitute events of default, etc. as to agreements, etc. to which Buyer is a party, and (d) will not breach of judgements, etc. of judicial/administrative organs, etc.

(5)

Buyer has lawfully and appropriately performed all legal procedures required up to this point for execution of the Share Transfer, execution and performance of this Agreement, including acquisition of permits and approvals from judicial/administrative organs, etc. and reporting/notification, etc. to judicial/administrative organs, etc. in accordance with such laws and regulations, etc.

(6)

Buyer is not insolvent, and no petition for commencement of bankruptcy procedures, commencement of civil rehabilitation procedures, or commencement of any legal insolvency procedures similar thereto, has been filed, and no cause for such petition exists.

(7)

Buyer is not an Anti-Social Force. Any person who belongs to Anti-Social Forces or who has an interaction with Anti-Social Forces has not been elected as an officer, etc. of Buyer, and no fact or future plan exists under which such person is or will be employed as an officer or an employee, etc.